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                                                                      EXHIBIT 11

                           DELL COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                      ------------------------------    ------------------------------
                                                      JULY 28, 1996    JULY 30, 1995    JULY 28, 1996    JULY 30, 1995
                                                      -------------    -------------    -------------    -------------
Primary earnings per common share:
Calculation of weighted average shares (a):
 Weighted average shares of common stock
  outstanding                                              89.9             90.8              90.9             87.4
Weighted average shares of common stock
 equivalents, utilizing the treasury
 stock method                                               7.4              7.4               6.8              7.2
                                                         ------           ------            ------           ------
Weighted average shares outstanding                        97.3             98.2              97.7             94.6
                                                         ======           ======            ======           ======
Earnings:
 Net Income available to stockholders                    $  103           $   65            $  185           $  115
                                                         ======           ======            ======           ======
Earnings per common share (a)(b)                         $ 1.05           $  .66            $ 1.89           $ 1.22
                                                         ======           ======            ======           ======

Fully diluted earnings per common share:

Calculation of weighted average shares (a):
 Weighted average shares of common stock                   89.9             90.8              90.9             87.4
  outstanding
 Weighted average shares of common stock                    7.7              7.9               7.7              8.1
  equivalents, utilizing the treasury
  stock method
 Assumed conversion of Convertible Preferred Stock           .5               .5                .5              3.4(c)
                                                         ------           ------            ------           ------
 Weighted average shares outstanding                       98.1             99.2              99.1             98.9
                                                         ======           ======            ======           ======

Earnings:                                                $  103           $   65            $  185           $  115
 Net Income available to common stockholders                 --               --                --                1(d)
 Add:  preferred dividends                               ------           ------            ------           ------
 Adjusted net income available to common
 stockholders                                            $  103           $   65            $  185           $  116
                                                         ======           ======            ======           ======
Earnings per common share (a)(b)                         $ 1.05           $  .66            $ 1.86           $ 1.18
                                                         ======           ======            ======           ======



(a) All share and per share information for fiscal 1996 has been retroactively restated to reflect the two-for-one common stock split which took place during the third quarter of fiscal 1996.

(b) Earnings per common share was calculated using the underlying data in thousands.

(c) Assumes conversion, at the beginning of fiscal 1996, of the 60,000 shares of outstanding Convertible Preferred Stock and assumes conversion of the remaining Convertible Preferred Stock (those shares which were converted in March 1995) for the period from the beginning of fiscal 1996 to the actual conversion date.

(d) Preferred dividends are exclusive of the conversion premium and expenses of the conversion offer.